EXHIBIT 10.6
AMENDMENT TO EMPLOYMENT AGREEMENT
    This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), entered into on September 29, 2022 is by and between Maravai LifeSciences Holdings, Inc., a Delaware corporation (“Parent”), Maravai Intermediate Holdings, LLC, a Delaware limited liability company (“Employer”), and Carl W. Hull (“Executive”).
    WHEREAS, Executive, Parent and Employer are party to that certain Employment Agreement, dated as of November 24, 2020 (the “Employment Agreement”); and
    WHEREAS, Executive, Parent and Employer desire to amend the Employment Agreement pursuant to the terms and conditions set forth herein, effective as of the date on which Executive’s successor for the role of chief executive officer of Parent and its Subsidiaries (as defined in the Employment Agreement) commences employment with Parent and its Subsidiaries, currently anticipated to be September 30, 2022 (the “CEO Succession”, and the date thereof, “Effective Date”); and
    WHEREAS, the effectiveness of this Amendment shall be subject to and conditioned upon the occurrence of the CEO Succession.
    NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:
1.Amendment to Employment Agreement.
(a)The definition of “Effective Date” in the preamble of the Employment Agreement shall be deleted in its entirety and replaced with the definition of “Effective Date” in this Amendment.
(b)Section 1(a)(i) of the Employment Agreement titled “Position and Duties” shall be deleted in its entirety and replaced with the following:
“During the Employment Period, Executive shall serve as the Executive Chairman of the board of directors of Parent (the “Board”) and shall have the normal duties, responsibilities and authority implied by such position, which shall include leadership of the Board and its strategic priorities, and assisting the new chief executive officer with the transition, subject in each case to the power of the Board to expand, limit or otherwise alter such duties, responsibilities, positions and authority and to otherwise override actions of officers.”

(c)Section 1(b) of the Employment Agreement titled “Salary, Bonus and Benefits” shall be deleted in its entirety and replaced with the following:
“Commencing on the Effective Date and continuing until a Separation, Employer will pay Executive a base salary at a rate of $500,000 per annum (the “Annual Base Salary”). The Annual Base Salary shall be reviewed annually by the Board. For each fiscal year of Employer ending during the Employment Period, Executive shall be eligible for an annual bonus with a target amount equal to $725,000 for 2022 and 100% of the Annual Base Salary in subsequent years (such amount, the “Annual Bonus”), as determined by the Board based upon the performance of Executive and the achievement by Parent, Employer and the other Subsidiaries of Parent of financial, operating and other objectives set by the Board. Each Annual Bonus, if any, shall be paid as soon as administratively feasible after the Board (or a committee thereof) certifies whether the applicable performance targets for the applicable year have been achieved but in no event later than March 15 following the end of such year. Notwithstanding anything in this Section 1(b) to the contrary, no Annual Bonus, if any, or any portion thereof, shall be payable for any year unless Executive remains continuously employed by Employer from the Effective Date through the last day of such year. In addition, during the Employment Period,

Executive will be entitled to such other benefits as are approved by the Board and made generally available to all senior management of Parent and Employer.”
(d)The definition of “Good Reason” in Section 4 of the Employment Agreement shall be deleted in its entirety and replaced with the following:
““Good Reason” means (a) any action by Parent or Employer which results in a material reduction in Executive’s title, status, authority or responsibility as Executive Chairman of the Board, or (b) a reduction in Executive’s Annual Base Salary or target Annual Bonus, in each case without the prior written consent of Executive. Notwithstanding anything herein to the contrary, any assertion by Executive of a termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (A) Executive must provide written notice to the Board of the existence of such condition(s) within thirty (30) days after the initial occurrence of such condition(s); (B) the condition(s) specified in such notice must remain uncorrected for thirty (30) days following the Board’s receipt of such written notice; and (C) the date of Executive’s termination of employment must occur within seventy (70) days after the initial occurrence of the condition(s) specified in such notice. Further and notwithstanding anything herein to the contrary, any Change in Control does not and will not in and of itself constitute a breach by Parent or Employer of their obligations under this Agreement, a diminution in the nature or scope of the powers, duties, status, authority or responsibilities of Executive or “Good Reason” to terminate Executive’s employment under this Agreement.”
2.Entire Agreement. Except as amended pursuant to this Amendment, the Employment Agreement remains in full force and effect, and the Employment Agreement, together with this Amendment, sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all prior agreements or understandings between Executive, Parent and Employer with respect to the subject matter hereof.
3.Counterparts and Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original, and together any counterparts shall constitute one and the same instrument. Additionally, the parties hereto agree that electronic reproductions of signatures (i.e., scanned PDF versions of original signatures, facsimile transmissions, and the like) shall be treated as original signatures for purposes of execution of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.
MARAVAI LIFESCIENCES HOLDINGS, INC.
By: /s/ Kurt A. Oreshack
Name: Kurt A. Oreshack
Its: EVP & General Counsel

MARAVAI INTERMEDIATE HOLDINGS, LLC
By: /s/ Kurt A. Oreshack
Name: Kurt A. Oreshack
Its: EVP & General Counsel

EXECUTIVE

/s/ Carl W. Hull
Carl W. Hull